UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2012

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into A Material Definitive Agreement

The disclosure under Item 3.02 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 3.02 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On December 3, 2012 we entered into a Cancellation and Amendment Agreement with Derby Management LLC to cancel 500,000 warrants and amend the terms of 200,000 warrants currently held by Derby.

On December 3, 2012, we accepted a subscription agreement to issue an aggregate of 500,000 units of our company to an off-shore investor at a price of $1.00 per unit for gross proceeds of $500,000. Each unit is comprised of one share of our common stock and two share purchase warrants. Each share purchase warrant is exercisable into one share of common stock at an exercise price of $0.50 per share until two years from the date of the issuance of the warrant.

We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	form of subscription agreement (incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 3, 2012)

10.2	form of warrant certificate (incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 3, 2012)

10.3*	Cancellation and Amendment of Warrants Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Dov Weinberg
Dov Weinberg
Chief Financial Officer

December 10, 2012